Release:    April 19, 2017

United Steelworkers Local 1976 ratify five-year agreement with CP
Calgary, AB – Canadian Pacific (TSX:CP) (NYSE:CP) and the United Steelworkers (USW) Local 1976 today announced that a five-year labour agreement covering approximately 600 administrative support and intermodal employees in Canada has been ratified.

The agreement ensures wage increases of 2 percent each year over the term of the contract and provides the opportunity for additional increases of 0.5 percent to 1 percent in the fourth and fifth years depending on gains in Revenue Ton Miles (RTMs).

The new agreement takes effect Jan. 1, 2018.

“This five-year agreement – negotiated and ratified early – is a credit to the union leadership and its productive work at the bargaining table on behalf of its membership,” said Keith Creel, CP’s President and Chief Executive Officer. “CP’s support staff personnel and intermodal employees are integral to our company’s best-in-class service and our future success. This innovative agreement is an example of the positive results that can be achieved when people work together in good faith.”

CP has successfully negotiated long-term agreements with six of its seven Canadian unions, which include increased benefits and annual wage increases. CP has reached out to its unions that have agreements expiring at the end of 2017 to negotiate and implement new contracts ahead of expiry.
Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to the anticipated future benefits and obligations under the agreement. This forward-looking information may also include, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes.  The foregoing list of factors is not exhaustive.
These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.
Contacts:

Media
Martin Cej
403-319-7298
Martin_Cej@cpr.ca
Alert_MediaRelations@cpr.ca
Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca